 Exhibit 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Mark Gustafson, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Triangle Petroleum Corporation on Form 10-Q for the fiscal quarter ended October 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Triangle Petroleum Corporation.

	By:	/s/ MARK GUSTAFSON
Date: November 23, 2009	Name:	Mark Gustafson
	Title:	Chief Executive Officer

I, Shaun Toker, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Triangle Petroleum Corporation on Form 10-Q for the fiscal quarter ended October 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Triangle Petroleum Corporation.

	By:	/s/ SHAUN TOKER
Date: November 23, 2009	Name:	Shaun Toker
	Title:	Chief Financial Officer